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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               January 21, 2000
                     -------------------------------------
               Date of Report (date of earliest event reported)

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)

                                  Washington
                     -------------------------------------
                (State or other jurisdiction of incorporation)

                0-26273                                   91-1350484
           -----------------                           ---------------
        (Commission File Number)              (IRS Employer Identification No.)


                       Primus Knowledge Solutions, Inc.
                         1601 Fifth Avenue, Suite 1900
                           Seattle, Washington 98101
      ---------------------------------------------------------------------
   (Address including zip code of registrant's principal executive offices)

                                (206) 292-1000
                     -------------------------------------
             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets

         On January 21, 2000, pursuant to an Agreement and Plan of Merger, dated as of January 8, 2000 (the "Merger Agreement"), by and among Primus Knowledge Solutions, Inc., a Washington corporation ("Primus," or the "Company"), Austin Acquisition, Inc., a Georgia Corporation and wholly owned subsidiary of Primus ("Merger Sub") and 2order.com, Inc., a Georgia corporation ("2Order.com"), Merger Sub was merged with and into 2order.com, with 2order.com being the surviving corporation (the "Merger").

         2order.com develops and markets software that acts as a personal sales assistant, helping buyers define requirements and configure custom solutions. 2order.com was incorporated in Georgia in 1991 under the name Business Systems Design, Inc.

         As a result of the Merger, Primus issued 1,656,504 shares of Primus common stock, $.025 par value per share (the "Total Merger Consideration") and assumed all outstanding options and warrants of 2order.com. Such consideration was determined in arms-length negotiation between Primus and 2order.com. The Total Merger Consideration will be allocated between (i) the portion to be received by the holders of 2order.com's preferred stock and common stock (the "Net Merger Consideration"), and (ii) the portion issuable to the holders of 2order.com's options and warrants upon the respective exercise or conversion thereof (the "Option Merger Consideration'). The Net Merger Consideration and the Option Merger Consideration was paid to the 2order.com shareholders as follows:

         Holders of 2order.com Series A preferred stock, Series B preferred stock and common stock received 0.1709 of a share of Primus Common Stock in the Merger for each share of 2order.com Series A preferred stock, Series B preferred stoc and common stock they held. The holders of 2order.com's Series A, and Series B preferred stock converted all such stock to 2order.com common stock prior to the effective time of the merger.

         Options outstanding to purchase shares of 2order.com common stock, whether or not vested or exercisable, were assumed by Primus and constitute an option to acquire shares of Primus common stock, on substantially the same terms and conditions as were previously applicable.

         Warrants outstanding to purchase capital stock of 2order.com were assumed by Primus and constitute a warrant to acquire shares of Primus common stock, on substantially the same terms and conditions as were applicable under the assumed warrant.

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         The Merger will be accounted for as a pooling of interest.

         Pursuant to the Merger Agreement, the shareholders of 2order.com have agreed to indemnify and hold Primus harmless from losses that Primus or its affiliates may suffer as a result of (1) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by 2order.com in the Merger Agreement or related agreements; and (2) any failure by 2order.com or the shareholders of 2order.com to perform or comply, in whole or in part, with any covenant or agreement in the Merger Agreement or related agreements. A total of 10% of the Net Merger Consideration has been deposited with an escrow agent to secure these indemnification obligations.

         The description of the Merger Agreement herein, which is filed as an exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired.+

         (b)      Pro Forma Financial Information.+

         (c)      Exhibits

2.01 Agreement and Plan of Merger dated as of January 8, 2000 by and among, Primus Knowledge Solutions, Inc., Austin Acquisition, Inc. and 2order.com, Inc.


___________________

          + To be filed by amendment within 60 days of the date of this report on Form 8-K.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PRIMUS KNOWLEDGE SOLUTIONS, INC.


                                         /s/ Elizabeth J. Huebner
Date:  February 4, 2000                  __________________________________
                                         Elizabeth J. Huebner
                                         Executive Vice President and Chief
                                         Financial Officer

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